EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Consolidated Water Co. Ltd. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David W. Sasnett, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2018	By:	/s/ David W. Sasnett
David W. Sasnett
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)